SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): November 13, 2009

Commission File No. 0-26669

Can-Cal Resources Ltd.

(Name of Small Business Issuer in its charter)

Nevada	88-0336988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Vista Mar Drive, Las Vegas, NV  89128

(Address of principal executive offices)

(702) 243-1849

(Issuer's telephone number)

N/A

(Former name, former  address  and  former  fiscal  year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 17, 2009, Can-Cal Resources Ltd., a Nevada corporation (“Can-Cal”), appointed G. Michael Hogan, of Toronto, Ontario, Canada, to the Board of Directors (the “Board”) and to the position of Chief Executive Officer.

Mr. G. Michael Hogan spent the majority of his career in various senior management positions at Texaco Canada Ltd and Imperial Oil Ltd.  He began his career as an Industrial/Lubrication Engineer for Texaco Canada. Shortly thereafter, he was promoted to District Supervisor making him the youngest supervisor in the company.  After graduating with a degree in Mechanical Engineering from the University of Toronto, Ontario and an MBA in Finance from the University of Western Ontario in 1971, he returned to Texaco as the Assistant Manager in Strategic Planning at the corporate office of Texaco Canada.  After several promotions, he was appointed Manager of Budgets and Long Range Strategic Planning, where he managed the team that computerized the budget and planning process.  Prior to the merger with Imperial Oil, he served on the Corporate M&A team for two years.  After the merger with Imperial Oil, he served as the Manager of Retail Pricing.

Mr. Hogan joined Equion Securities in 1991, as a Financial Advisor (FA) serving high net worth individual investors.  After joining Equion, the company merged with Loring Ward and the combined company changed its name to Assante Corp.   Assante then grew by purchasing 15 Independent Financial Advisory firms.  Subsequently, Assante was purchased by CI Financial, during the second half of 2003, for approximately $900 million.

Mr. Hogan sold his prosperous FA practice in 2004, and went into semi-retirement and ultimately into full retirement in 2007.   Mr. G. Michael Hogan has a degree in Mechanical Engineering from the University of Toronto, Ontario and an MBA in Finance from the University of Western Ontario.

Concurrent with these appointments, Ronald Sloan resigned from the Board and as Chief Executive Officer of the Company.  Mr. Sloan served on the Board since 1996.  Mr. Sloan’s resignation from the Board did not occur in connection with any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

The Board does not expect to name G. Michael Hogan to any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-K is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when this information becomes available.

Section 8 – Other Events

Item 8.01     Other Events

On November 13, 2009, the Company issued a press release regarding the resignation of Thompson MacDonald, attached as Exhibit 99.5.   The Company disclosed the resignation in its Form 10-Q, filed November 16, 2009.  On November 17, 2009, the Company issued a press release regarding the appointment of G. Michael Hogan and the resignation of Ronald Sloan , attached as Exhibit 99.6.

Section 9 – Financial Statements and Exhibits

Item 9.01                Financial Statements and Exhibits

(d) Exhibits:

EXHIBIT NUMBER	DESCRIPTION	LOCATION
99.5	Press release issued November 13, 2009	Filed herewith

99.6	Press release issued November 17, 2009	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated November 17, 2009

Can-Cal Resources Ltd.

By:	/s/ G. Michael Hogan
G. Michael Hogan Chief Executive Officer